UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

          Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)November 30, 2001

                        I.A. EUROPE, INC.
     (Exact name of registrant as specified in its charter)


     Delaware                               52-2327637
 ---------------                         -------------------
State of Incorporation                   IRS Employer ID No.

14 Wall Street - 20th Floor
New York, New York                             10005
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Address of Principal Executive Offices        Zip Code

Registrant's Telephone Number     (212) 618-1801

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Item 2.  Acquisition or Disposition of Assets


ACQUISITION OF KLEVER & CO., srl
--------------------------------

On November 30, 2001, the Company, acquired a sixty (60%) percent interest in Klever & Co., srl, a company incorporated under the laws of Italy, having its registered office at Via S. Pio X, 50
S. Vendemiano, Treviso, Italy.

In consideration for acquiring the sixty (60%) percent ownership interest in Klever & Co., I.A. Europe paid to the shareholders of Klever & Co., an amount of Fifty Thousand ($50,000.00) US Dollars and along with 50,000 newly issued shares of I.A. Europe, $.001 par value voting common stock.

Klever & Co., is engaged in conducting advertising and new media operations in Italy. Its advertising operations include marketing design and advertising consulting, public relations, media planning and organizing of events. Its new media operations include web design, web hosting, web consulting and providing e-commerce solutions. Klever's operates a web site located at www.klever.it.

Prior to the acquisition, Klever & Co., was a strategic partner of I.A. Europe, which has worked closely with I.A. Europe in developing I.A. Europe's business and web based consulting and advertising platforms. I.A. Europe's management believes that the acquisition of Klever will form a stronger bond and working relationship between the two companies which shall allow both companies to further development in the same areas and compliment each other's skills. Klever shall operate as a majority owned subsidiary of I.A. Europe.


ACQUISITION OF HOLDING NAFTA srl
--------------------------------

On November 30, 2001, the Company, acquired a sixty (60%) percent interest in Holding Nafta srl, a company incorporated under the laws of Italy, having its registered office at via Gramsei 4, Susegana, Italy.

In consideration for acquiring the sixty (60%) percent ownership interest in Holding Nafta srl, I.A. Europe paid to the shareholders of Holding Nafta srl, an amount of Fifty Thousand ($50,000.00) US Dollars and along with 1,250,000 newly issued shares of I.A. Europe, $.001 par value voting common stock.

Holding Nafta produces sailing sportswear, sailing boat gears and accessories such as watches, sunglasses and footwear and primarily operates and targets consumers in Italy. Holding Nafta maintains approximately 500 stores which market and sell sunglasses to consumers throughout Italy and approximately 260 stores which market and sell sport watches to consumers throughout Italy as well. The company licenses the right for production and marketing of its goods to Croma srl, an Italian company, which sells these goods through store outlets and provides royalty payments to Holding Nafta. At the current time, Holding Nafta is seeking to further develop and market its line sportswear which are currently sold in 2 stores in Italy, one in Poltu Quatu, Sardinia and the other in Rome.

Holding Nafta also maintains various web sites from which it markets its brands of sportswear, sunglasses and watches:

     * www.nafta.it
     * www.naftasportwear.it
     * www.naftasunglasses.it
     * www.naftawatch.it
     * www.naftastore.it

Holding Nafta also has registered various trademark names in Italy to utilize in marketing and distributing its brand of items. Those names include:

     * NAFTA ECOLOGICA
     * NAFTA WATCH
     * NAFTA DANDY
     * RAFFINERIA NAFTA
     * NAFTA SHOES
     * NAFTA GLASSES
     * NAFTA ICE
     * NAFTA PERFUME
     * NAFTA SPORTWEAR

Prior to I.A. Europe acquiring a 60% interest in Holding Nafta, the two companies had maintained a strategic partnership whereunder I.A. Europe provided advice and consulting to Holding
Nafta related to the development of its web based design, e-commerce platform and marketing.

I.A. Europe's management believes that the acquisition of a majority interest in Holding Nafta will allow it to further develop its business into other areas beyond web based consulting and design. Holding Nafta shall operate as a majority owned subsidiary of I.A. Europe.


Item 7.   Financial Statements and Exhibits

At this time, it is impracticable to provide the required financial statements for Klever & Co., srl and Holding Nafta srl. The Company however expects to file such financial statements as an amendment to this Form 8-K as soon as practicable, but not later than sixty (60) days after the report on this Form is to be filed.

A copy of each of the Acquisition Agreements between I.A. Europe and Klever & Co., srl and Holding Nafta srl, respectively, are attached as exhibits.



SIGNATURES

In accordance with the requirements of the Securities Exchange
Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: December 14, 2001
I.A. EUROPE, INC.
(Registrant)

/s/ Victor Minca
Chairman